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                                                                       EXHIBIT 5




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                                  May 22, 1996




Bally Entertainment Corporation
8700 West Bryn Mawr Avenue
Chicago, Illinois  60631

         Re:      Bally Entertainment Corporation
                  Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel for Bally Entertainment Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"). The Registration Statement relates to the offering of up to $750,000,000 aggregate initial offering price of an indeterminate amount of the following: (i) shares of the Company's common stock, par value $.66 2/3 per share (the "Common Stock"), (ii) unsecured debt securities ("Debt Securities"), consisting of debentures, notes and/or other unsecured evidences of indebtedness in one or more series which are to be issued pursuant to an indenture (the "Indenture") between the Company and First Bank National Association, as trustee (the "Trustee"), (iii) shares of preferred stock, par value $1.00 per share ("Preferred Stock"), in one or more series, (iv) shares of Preferred Stock represented by depositary shares ("Depositary Shares"), or (v) warrants ("Warrants") to purchase Common Stock. The Debt Securities, Preferred Stock, Depositary Shares, Common Stock and Warrants (collectively referred to as "Securities"), may be issued from time to time, pursuant to Rule 415 under the Act and will be subject to specific terms pertaining to each respective series of Securities as determined at the time of sale and as set forth in one or more supplements to the Prospectus constituting part of the Registration Statement.

         This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act.

         In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and others and upon affidavits, certificates and written statements of directors, officers and employees of, and the accountants for, the Company. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the Registration Statement,


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Bally Entertainment Corporation
May 22, 1996
Page 2


(b) the Restated Certificate of Incorporation of the Company, as amended (the "Restated Certificate of Incorporation"), (c) the By-Laws of the Company, (d) certain resolutions adopted by the Board of Directors of the Company (the "Resolutions") and (e) a form of the Indenture.

         In connection with this opinion, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We have further assumed that all natural persons involved in the transactions contemplated by the Registration Statement (the "Offering") have sufficient legal capacity to enter into and perform their respective obligations and to carry out their roles in the Offering.

         Based upon and subject to the foregoing, it is our opinion that:

                  1. The Company is a corporation duly organized and existing under the laws of the State of Delaware.

                  2. The Common Stock (including any Common Stock that may be issuable pursuant to the conversion of any Preferred Stock or Debt Securities or the exercise of any Warrants or as part of any Units) will, upon the issuance and sale thereof in the manner contemplated by the Registration Statement, be validly issued, fully paid and nonassessable.

                  3. The issuance of the Preferred Stock (including any Preferred Stock that may be issuable pursuant to the conversion of any Debt Securities or the exercise of any Warrants or as part of any Units) will be duly authorized by all necessary corporate action of the Company upon (i) approval by the Company's Board of Directors of the terms of the Preferred Stock, including the number of shares, dividend rate, mandatory conversion rate, optional conversion rate and liquidation preference thereof, and (ii) the completion with appropriate insertions, execution and filing with the Secretary of State of the State of Delaware of the Certificate of Designations and its effectiveness in accordance with the Delaware General Corporation Law. The Preferred Stock, when duly authorized and, assuming that (i) in accordance with the Resolutions, the pricing committee of the Company's Board of Directors adopts resolutions fixing the price per share at which the Preferred Shares are to be sold and such price is at least equal to the par value of the Preferred Stock, and (ii) the form of certificate evidencing the Preferred Stock complies with applicable law, when sold or otherwise delivered, will be validly issued, fully paid and nonassessable.




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Bally Entertainment Corporation
May 22, 1996
Page 3

                  4. Each series of Debt Securities will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the related Indenture, including any necessary supplemental indenture, or any alternate indenture, including any necessary supplemental indenture, filed as an exhibit to the Registration Statement, as the case may be, shall have been qualified under the Trust Indenture Act of 1939, as amended, and, in the case of such alternative indenture, duly executed and delivered by the Company and the Trustee thereunder; (ii) a Prospectus Supplement with the respect to such series of Debt Securities shall have been filed (or mailed for filing) with the SEC pursuant to the Securities Act and the rules and regulations thereunder; (iii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of such series of Debt Securities as contemplated by the Registration Statement; and (iv) such series of Debt Securities shall have been duly executed and authenticated and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

                  5. When (i) the Warrant Agreement relating to the Warrants (the "Warrant Agreement") has been duly executed and delivered; (ii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement relating to such Warrants so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; and (iii) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement relating to such Warrants, and issued and sold in the form and manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Warrants will be legally issued and binding obligations of the Company (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law).



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Bally Entertainment Corporation
May 22, 1996
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         Our opinions expressed above are limited to the laws of the State of
Illinois, the laws of the United States of America and the General Corporation Law of the State of Delaware.


         We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement and to the use of this opinion for filing as Exhibit 5 to the Registration Statement. We hereby consent to the incorporation by reference of this opinion into a subsequent registration statement filed by the Company pursuant to Rule 462(b) under the 1933 Act relating to the offering covered by the Registration Statement.

                                                Very truly yours,

                                                KATTEN MUCHIN & ZAVIS

                                                /s/ KATTEN MUCHIN & ZAVIS